FORM OF LETTER TO CLIENTS FOR USE
                     BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                                                                EXHIBIT (a)(1)-E

                        THE VERMONT TEDDY BEAR CO., INC.
                        Offer To Purchase For Cash Up To
                      3,000,000 Shares Of Its Common Stock

         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,EASTERN TIME, ON SEPTEMBER 27, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated August 21, 2002, and the related Letter of Transmittal in connection with the offer by The Vermont Teddy Bear Co., Inc. Inc., a New York corporation, to purchase up to 3,000,000 shares of its common stock, $0.05 par value per share (such shares are hereinafter referred to as the "Shares"), at a per share price of $3.50 per share, upon the terms and subject to the conditions set forth in the offer.

         Upon the terms and subject to the conditions of the offer, if, at the expiration of the offer, more than 3,000,000 shares are validly tendered and not withdrawn, Vermont Teddy Bear Co., Inc. will buy shares on a pro rata basis, from all shareholders who properly tender and do not withdraw them prior to the expiration of the offer. See Sections 1 and 2 of the Offer to Purchase. All shares not purchased pursuant to the offer, including shares not purchased because of proration will be returned to the tendering shareholders at Vermont Teddy Bear's expense as promptly as practicable following the expiration date.

         We are the owner of record of shares held for your account. Therefore, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares we hold for your account.

         Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer.

         We call your attention to the following:

         1. The purchase price is $3.50 per share, subject to the terms and conditions set forth in the offer to purchase and the related Letter of Transmittal.

         2. The offer is not conditioned on any minimum number of shares being tendered

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pursuant to the offer.

         3. The offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on September 27, 2002, unless Vermont Teddy Bear Co., Inc. extends the offer.

         4. The offer is for 3,000,000 shares, constituting approximately 32.8% of the fully diluted common shares outstanding as of August 16, 2002.

         5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on Vermont Teddy Bear Co., Inc.'s purchase of shares pursuant to the offer.

         If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached instruction form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN, ON SEPTEMBER 27, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.

         The offer is being made to all holders of shares. The Vermont Teddy Bear Co., Inc. is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If The Vermont Teddy Bear Co., Inc. becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, Vermont Teddy Bear Co., Inc. will make a good faith effort to comply with the law. If, after a good faith effort, Vermont Teddy Bear Co., Inc. cannot comply with the law, the offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares residing in that jurisdiction.

             INSTRUCTION FORM WITH RESPECT TO THE VERMONT TEDDY BEAR
           CO., INC. OFFER TO PURCHASE 3,000,000 SHARES OF ITS COMMON
                             STOCK, PAR VALUE $0.05

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 21, 2002, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer," in connection with the Offer by The Vermont Teddy Bear Co., Inc., a New York corporation, to purchase 3,000,000 shares of its common stock, par value $0.05 per share, at a per share price of $3.50 per share without interest and subject to the conditions of the Offer. All shares properly tendered and not properly withdrawn will be purchased at the purchase price, without interest, upon the terms and subject to the conditions of the Offer, including the Odd Lot and proration provisions described in the Offer to Purchase. The Vermont Teddy Bear Co., Inc. will return as promptly as practicable all other shares, not purchased because of proration.

         The undersigned hereby instruct(s) you to tender to Vermont Teddy Bear Co., Inc. the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the Offer.

         Aggregate number of shares to be tendered by you for the account of the undersigned:

         ______________________________ shares

         ** UNLESS OTHERWISE INDICATED, ALL OF THE SHARES, HELD FOR THE ACCOUNT WILL BE TENDERED.

         ODD LOTS

         [ ] By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX
Signature(s)______________________________
Dated ______________________________
Name(s) and Address(es)______________________________
____________________________________________________
Area Code and telephone Number ______________________________
Taxpayer Identification or Social Security Number ______________________________